INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of International Murex Technologies Corporation (the "Company") on Form S-8 of our report dated February 21, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          Atlanta, Georgia
          January 9, 1998